EXHIBIT 4.3

EMPHASYS MEDICAL, INC.

AMENDMENT TO

FOURTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Amendment (the “Amendment”) to the Fourth Amended and Restated Investors’ Rights Agreement dated June 29, 2006 (the “Agreement”), is made as of this 5th day of September 2007 by and among Emphasys Medical, Inc., a Delaware corporation (the “Company”), the undersigned holders of Registrable Securities (as such term is defined therein) (the “Purchasers”) and each of Venture Lending & Leasing IV, LLC (“VLL IV”) and Venture Lending & Leasing V, LLC (“VLL V”).

RECITALS

A. The Company and each of Venture Lending & Leasing IV, Inc. and Venture Lending and Leasing V, Inc. (which are wholly owned by VLL IV and VLL V, respectively) have entered into that certain Loan and Security Agreement of even date herewith (the “Loan Agreement”), pursuant to which the Company has issued to each of VLL IV and VLL V a warrant to purchase shares of Preferred Stock (the “Warrant Shares”).

B. The parties desire to amend the Agreement to provide that the New Purchaser will be deemed to be an “Investor” and a “Holder” with respect to certain rights and obligations under the Agreement, and to make such other changes set forth below.

D. The parties hereto desire to enter into this Amendment in accordance with Section 3.4 of the Agreement.

IT IS THEREFORE AGREED THAT:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

2. Amendments.

(a) Section 1.1 is hereby amended to add the following subsection:

“(h) The term “VLL Warrants” means the warrants issued to each of Venture Lending & Leasing IV, LLC (“VLL IV”) and Venture Lending & Leasing V, LLC (“VLL V”) on September 5, 2007, for the purchase of Preferred Stock.”

(b) Section 1.1(b) is hereby amended to read in its entirety as follows:

“(b) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock,

Series D Preferred Stock or Series E Preferred Stock other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, (ii) the shares of Common Stock issuable upon conversion of the Preferred Stock issuable or issued upon exercise of the VLL Warrants (as defined below) (provided, however, that for the purposes of Section 1.2, the Holders of the VLL Warrants may not be Initiating Holders), and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, in each case so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.15 hereof;”

(c) Section 1.1(g) is hereby amended to read in its entirety as follows:

“(g) The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act, which results in aggregate cash proceeds to the Company of $30,000,000 (net of underwriting discounts and commissions).”

Notwithstanding the foregoing, in the event that the Company does not complete a Qualified IPO on or before March 31, 2008, the foregoing amendment in this Section 2(c) shall be null and void, and the language set forth in Section 1.1(g) of the Agreement prior to the date of this Amendment shall remain in full force and effect

(d) Each of VLL IV and VLL V hereby agrees to be bound by all of the terms and conditions of the Agreement applicable to Investors and Holders.

3. Effect of Amendment. The undersigned Investors hold the requisite majority of the currently outstanding Registrable Securities to approve the foregoing amendment, in accordance with Section 3.4 of the Agreement. Except as amended as set forth above, the Agreement shall continue in full force and effect.

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4. Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:
EMPHASYS MEDICAL, INC.

By:	/s/ John G. McCutcheon

Name:	John G. McCutcheon

Title:	President and Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

VLL IV AND VLL V:
VENTURE LENDING & LEASING IV, LLC
By:	/s/ Maurice C. Werdegar

Name:	Maurice C. Werdegar

Title:	Vice President

VENTURE LENDING & LEASING V, LLC
By:	/s/ Maurice C. Werdegar

Name:	Maurice C. Werdegar

Title:	Vice President

SIGNATURE PAGE TO AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

ADVANCED TECHNOLOGY VENTURES VI, L.P. By: ATV Associates VI, L.L.C., its General Partner

By:	/s/ Michael A. Carusi
Managing Director

ATV ENTREPRENEURS VI, L.P. By: ATV Associates VI, L.L.C., its General Partner

By:	/s/ Michael A. Carusi
Managing Director

ATV ALLIANCE 2001, L.P. By: ATV Alliance Associates, L.L.C., its General Partner

By:	/s/ Michael A. Carusi
Director

SIGNATURE PAGE TO AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

MORGENTHALER PARTNERS VII, L.P. By: Morgenthaler Management Partners VII, LLC Its General Partner

By:	/s/ Theodore Laufik
Chief Financial Officer & Managing Member

SPVC VI, LLC By: SPVC Management VI, LLC Its: Managing Member

By:	/s/ Allan R. Will

Title:

CARGILL, INCORPORATED

By:	/s/ Sanjiv Arora

Title:	Vice President

SIGNATURE PAGE TO AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

ABS INVESTORS L.L.C.

By:	/s/ R.C. Spalding
R.C. Spalding, Manager

ABS VENTURES HC, L.P. By: Calvert Capital III L.L.C., its general partner

By:	/s/ R.C. Spalding
R.C. Spalding, Manager

SIGNATURE PAGE TO AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

MORGAN STANLEY DEAN WITTER VENTURE

PARTNERS IV, L.P.

MORGAN STANLEY DEAN WITTER VENTURE

INVESTORS IV, L.P.

MORGAN STANLEY DEAN WITTER VENTURE

OFFSHORE INVESTORS IV, L.P

By: MSDW Venture Partners IV, L.L.C. as General Partner

       of each of the limited partnerships named above

By: MSDW Venture Partners IV, Inc.

By:	/s/ Melissa Daniels

Title:	Executive Director

MORGAN STANLEY VENTURE PARTNERS

2002 FUND, L.P.

MORGAN STANLEY VENTURE INVESTORS

2002 FUND, L.P.

By: MSVP 2002 Fund, L.L.C. as General Partner of each

       of the limited partnerships named above

By: MSVP 2002, Inc. as Member

By:	/s/ Melissa Daniels

Title:	Executive Director

SIGNATURE PAGE TO AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

CADUCEUS PRIVATE INVESTMENTS II, LP CADUCEUS PRIVATE INVESTMENTS II (QP), LP By: OrbiMed Capital II, LLC its General Partner

By:	/s/ Jonathan Silverstein

Title:	General Partner

UBS JUNIPER CROSSOVER FUND, L.L.C. By: OrbiMed Advisors Inc. as authorized signatory

By:	/s/ Jonathan Silverstein

Title:	General Partner

SIGNATURE PAGE TO AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT